Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MONDO ACQUISITION II, INC.", CHANGING ITS NAME FROM "MONDO ACQUISITION II, INC." TO "GREEN PLANET BIOENGINEERING CO., LTD.", FILED IN THIS OFFICE ON THE THIRD DAY OF OCTOBER, A.D. 2008, AT 12:19 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4243293 8100

AUTHENTICATION: 6893751

081010447

DATE: 10-03-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:19 PM 10/03/2008
FILED 12:19 PM 10/03/2008
SRV 081010447 - 4243293 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: that at a meeting of the Board of Directors of

MONDO ACQUISITION II, INC.

Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting for the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered: " First " so that, as amended, said Article shall read as follows:

The name of the Corporation shall read:

GREEN PLANET BIOENGINEERING CO., LTD.

Also, Article Four shall be amended as follows:
The number of authorized shares of common stock of the Corporation with a par value of .001 shall be increased from 40,000,000 to 250,000,000.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by status were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 2nd day of October, 2008.

By: [signature]
Title: President
Name: Cris Neely